EXHIBIT 99.1

Partner Exercises Option for Exclusive Period to Negotiate Licensing Terms for CeraShield™ Antimicrobial Coating Application.

DENVER, SEPTEMBER 1, 2009 — Ceragenix Pharmaceuticals, Inc. (“Ceragenix” or the “Company”) (OTCBB:CGXP), a medical device company focused on infectious disease and dermatology, today provided an update to a previously announced exclusive evaluation and option to license agreement (the “Agreement”) with a global, multi-billion dollar healthcare company covering the use of the Company’s Cerashield™ antimicrobial technology for a specific medical device associated with a high incidence of hospital acquired infections.  Ceragenix announced that it has been notified by this potential partner that it has successfully completed its initial evaluation and has decided to invoke its right to negotiate commercialization terms pursuant to the terms of the Agreement.  Under the terms of the Agreement, the partner now has an exclusive ninety (90) day period to negotiate a license agreement for the Cerashield™ technology within the field of use as defined in the Agreement. There is no assurance that the parties will be able to reach an agreement on the terms of a license agreement. For competitive reasons, neither the name of the company nor the precise field of use has been publicly disclosed.

Mr. Steven Porter, Chairman and CEO of Ceragenix said: “We’re very pleased to announce this progress in our licensing efforts.  We are very encouraged by the superior performance of the CeraShield™ antimicrobial coating in comparison to an established antimicrobial device in a rigorous in-vitro testing methodology undertaken by the partner  leading to this announcement.”

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a medical device company focused on infectious disease and dermatology. The Company has two base technology platforms; Ceragenins™ for treatment of infectious disease and Barrier Repair for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenin™ compounds are active against a broad range of gram positive and negative bacteria. We have used our Ceragenin™ technology to formulate Cerashield™ antimicrobial coatings for medical devices. All Ceragenin™ and Cerashield™ products are currently in the developmental stage. Ceragenix’s patented Barrier Repair technology, invented by Dr. Peter Elias, is the platform for the development of EpiCeram® which is currently being marketed by Promius Pharmaceuticals (a wholly owned subsidiary of Dr. Reddy’s Laboratories) in the United States under an exclusive supply and distribution agreement. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS FOR CERAGENIX.

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to fund its operations beyond September 2009; the ability of the Company to successfully negotiate an exclusive license agreement with its partner;  the ability of our partner to successfully develop a product using the Cerashield™ technology;  the ability of the Company to raise sufficient capital to finance its operations and planned activities including completing development of its Ceragenin™ technology; the ability of the Company to meet its obligations under the supply and distribution agreement with Dr. Reddy’s Laboratories including having sufficient working capital to fulfill purchase orders within the timeframes required by the agreement; the ability of the Company to service its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”); successful clinical trials of the Company’s planned products including the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the Company to commercialize its planned products; the ability of the Company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, general economic conditions in the United States and elsewhere, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular important factors that could cause actual results to differ materially from our forward-looking statements including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this press release may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to be filed in 2009. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:  Ceragenix Pharmaceuticals, Inc.

Steven Porter, 720-946-6440

Chairman and CEO